UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012

Lincare Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19946	51-0331330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19387 U.S. 19 North, Clearwater, FL 33764

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 727-530-7700

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information

On July 19, 2012, Lincare Holdings Inc. (the “Company”) issued a press release announcing the Company has given notice of an anticipated fundamental change to holders of the Company’s 2.75% Convertible Senior Debentures due 2037—Series A and 2.75% Convertible Senior Debentures due 2037—Series B as a result of the proposed transactions contemplated by the Agreement and Plan of Merger, dated as of July 1, 2012, among the Company, Linde AG, a stock corporation organized under the Laws of Germany and Linde US Inc., a newly-formed Delaware corporation and an indirect wholly-owned subsidiary of Linde AG, a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 6, 2012. A copy of the Company’s press release dated July 19, 2012 is attached as Exhibit 99.1 hereto and is incorporated herein by reference and made a part of this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of Lincare Holdings Inc., dated July 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincare Holdings Inc.

By:	/s/ Paul G. Gabos
Paul G. Gabos Chief Financial Officer, Treasurer and Secretary

July 19, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Lincare Holdings Inc., dated July 19, 2012